SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009
CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134		13-0612970

State or Other	Commission File		IRS Employer
Jurisdiction of	Number		Identification No.
Incorporation or
Organization

10 Waterview Boulevard
	Parsippany, New Jersey	07054
	Address of Principal Executive Offices	Zip Code

Registrant's telephone number, including area code: (973) 541-3700

--------------

     4 Becker Farm Road, Roseland, New Jersey 07068
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On Thursday, October 29, 2009, the Company issued a press release announcing financial results for the third quarter ended September 30, 2009. A copy of this press release is attached hereto as Exhibit 99.1. A conference call and webcast presentation will be held on Friday, October 30, 2009 at 10:00am EDT for management to discuss the Company's 2009 third quarter performance. Martin R. Benante, Chairman and CEO, and Glenn E. Tynan, CFO, will host the call.

     The financial press release and access to the webcast will be posted on Curtiss-Wright's website at www.curtisswright.com. For those unable to participate, a webcast replay will be available for 90 days on the Company's website beginning one hour after the call takes place. A conference call replay will also be available for 30 days by dialing 888-203-1112 (Domestic) or 719-457-0820 (International) and entering passcode 7843037.

     The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1 Press Release dated October 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By: /s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: October 29, 2009

EXHIBIT INDEX
Exhibit
Number	Description
99.1	Press Release, dated October 29, 2009